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                                                                Exhibit 4(b)(ii)

                            FIXED ACCOUNT ENDORSEMENT

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           ENDORSEMENT
            SECTION 1.                           GENERAL INFORMATION

1.1   WHAT IS OUR                   Our agreement with you includes this
      AGREEMENT WITH YOU?           endorsement as a part of the contract to
                                    which it is attached. The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply. The issue date for this endorsement is the same issue date as the contract to which it is attached.

                                    We promise to provide the investment option described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2   WHAT IS THE BENEFIT           This endorsement provides a choice of
      PROVIDED BY THIS              investment options under the fixed account.
      ENDORSEMENT?                  These investment options are in addition to
                                    the investment options available under the variable account provided by the contract to which this endorsement is attached.

           ENDORSEMENT
            SECTION 2.                               DEFINITIONS

2.1   WHAT ARE THE MOST             FIXED ACCOUNT - an account under the
      COMMONLY USED                 contract funded by our general account
      TERMS AND WHAT DO             providing a choice of fixed periods. It is
      THEY MEAN?                    not part of nor dependent upon the
                                    investment performance of the variable
                                    account.

                                    FIXED AMOUNT - any portion of fixed contract value allocated to a particular fixed period with a particular expiration date (including interest thereon).

                                    FIXED CONTRACT VALUE - the value of the
                                    contract in the fixed account.

                                    FIXED PERIOD - an investment option under the fixed account with a specific number of years for which we agree to credit a particular effective annual interest rate.

           ENDORSEMENT
            SECTION 3.                            PURCHASE PAYMENTS


3.1   CAN NET PURCHASE              This endorsement allows you to allocate net
      PAYMENTS BE                   purchase payments to any available fixed
      ALLOCATED TO THE              period of the fixed account. Net purchase
      FIXED ACCOUNT?                payments allocated to a fixed period of the
                                    fixed account become part of the fixed
                                    contract value and earn interest at the
                                    rate(s) declared for the fixed period(s) selected.

                                    The minimum net purchase payment allocated to a fixed period is $1,000. If you request an allocation of less than $1,000 to a fixed period, that portion of the net purchase payment intended for the fixed period will automatically be allocated to the money market subaccount of the variable account (described in Section 6 of your contract).
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2006-VAFIXED
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           ENDORSEMENT
            SECTION 4.                             FIXED ACCOUNT

4.1   WHAT IS THE FIXED             The fixed account is an option that is
      ACCOUNT?                      supported by assets in our general account.
                                    The fixed account does not depend on the investment performance of the variable account. Subject to applicable law, we have sole discretion over the investment of assets supporting the fixed account.

4.2   WHAT ARE THE FIXED            The fixed periods as of the contract issue
      PERIODS?                      date are shown on the data page. A fixed
                                    period will begin on the date the net
                                    purchase payment or transfer amount is
                                    applied and will end when the number of
                                    years in the fixed period selected has
                                    elapsed. The last day of a fixed period is the expiration date. As a result of any additional purchase payments or transfer of any portion of your fixed contract value, fixed amounts allocated to fixed periods of the same duration may have different expiration dates.

4.3   WHAT HAPPENS WHEN             DCA FIXED PERIOD. A minimum amount is
      A FIXED PERIOD ENDS?          required to be transferred monthly from a
                                    DCA fixed period to deplete the fixed amount by the expiration date. The minimum transfer amount is the monthly sum required to fully amortize the fixed amount as of the expiration date.

                                    ALL OTHER FIXED PERIODS. We will notify you of the expiration date for the fixed amount. You may exercise one of the following options by written request at any time during the 30-day time period prior to the expiration date:

                                         a.)  You may transfer the fixed amount
                                              to any available fixed period at
                                              the current guaranteed interest
                                              rate for that period. You may only
                                              choose fixed periods other than a
                                              DCA fixed period. The fixed period
                                              selected cannot extend past the
                                              payout date.

                                         b.)  You may transfer the fixed amount
                                              to any available subaccount.

                                         c.)  If there is less than 1 year to
                                              the payout date, you may continue
                                              to accumulate interest on the
                                              fixed amount at the current
                                              guaranteed interest rate available
                                              for the 1 year fixed period. If
                                              the 1 year fixed period is not
                                              available, interest will
                                              accumulate at the rate that we
                                              declare for that purpose. The
                                              declared rate is guaranteed not to
                                              be less that the fixed account
                                              minimum guaranteed rate described
                                              in Endorsement Section 6.3.

                                         d.)  If we are not notified during the
                                              30-day time period prior to the
                                              expiration date, a new fixed
                                              period will begin automatically on
                                              the day following the expiration
                                              date. The new fixed period will be
                                              the same duration as the previous
                                              fixed period. If a new fixed
                                              period of the same duration is not
                                              available, it will automatically
                                              be the next closest duration that
                                              is available.

           ENDORSEMENT
            SECTION 5.                           TRANSFER PRIVILEGE


5.1   CAN YOU TRANSFER              Your variable contract value may be
      VALUES TO AND FROM            transferred to any available fixed period
      FIXED PERIODS?                other than a DCA fixed period at any time.

                                    Transfers from any fixed period other than a
                                    DCA fixed period will be allowed only during
                                    the 30-day period prior to the expiration
                                    date of that fixed period.
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                                    Transfers to or from a fixed period are
                                    subject to all of the following:

                                         a.)  the transfer request must be by
                                              written request;

                                         b.)  the transfer request must be
                                              received in our home office prior
                                              to the payout date;

                                         c.)  the transfer is to any fixed
                                              period other than the DCA fixed
                                              period;

                                         d.)  the amount transferred to a fixed
                                              period must be at least $1,000, or
                                              it will be transferred
                                              automatically to the money market
                                              subaccount of the variable account
                                              (described in Section 6 of your
                                              contract);

                                         e.)  the fixed period selected to
                                              transfer to cannot extend beyond
                                              the payout date;

                                         f.)  the deduction of any transfer fees
                                              that we may impose.

                                    Monthly transfers from a DCA fixed
                                    period are required to deplete the
                                    fixed amount by the expiration date.
                                    Transfers from a DCA fixed period are
                                    also subject to the following:

                                         a.)  monthly transfers will be made
                                              automatically to the subaccount(s)
                                              you have designated;

                                         b.)  if no subaccounts have been
                                              designated, the minimum transfer
                                              amount will be automatically
                                              transferred to the Money Market
                                              subaccount;

                                         c.)  the minimum transfer amount is the
                                              monthly sum required to fully
                                              amortize the fixed amount as of
                                              the expiration date;

                                         d.)  the initial monthly transfer must
                                              occur within one month of the
                                              purchase payment allocation to the
                                              DCA fixed period and will occur on
                                              the transfer day you have
                                              designated;

                                         e.)  if an initial transfer day is not
                                              designated, the initial transfer
                                              will be made one (1) month after
                                              allocation of the purchase payment
                                              to the DCA fixed period;

                                         f.)  subsequent monthly transfers will
                                              occur automatically on the same
                                              monthly day as the initial monthly
                                              transfer day and will continue
                                              until the fixed amount is
                                              depleted;

                                         g.)  if a transfer day falls on a
                                              weekend or holiday, the transfer
                                              will be made on the following
                                              valuation day; and

                                         h.)  transfers from a DCA fixed period
                                              are not subject to any transfer
                                              fees that we may impose.

           ENDORSEMENT
            SECTION 6.                          FIXED CONTRACT VALUE




6.1   HOW IS YOUR FIXED             Your fixed contract value at any time is the
      CONTRACT VALUE                sum of all fixed amounts. Each fixed amount
      DETERMINED?                   is equal to:

                                         a.)  the amount initially allocated or
                                              transferred to a fixed period with
                                              a specified expiration date; plus
                                              the interest subsequently earned;

                                         b.)  less any prior partial withdrawal
                                              or amount borrowed (if loans are
                                              allowed under the contract to
                                              which this endorsement is
                                              attached);

                                         c.)  less the pro-rata portion of the
                                              annual contract fee described in
                                              the contract to which this
                                              endorsement is attached;
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                                         d.)  less the pro-rata portion of any
                                              applicable fees or charges
                                              provided for by rider or
                                              endorsement; and

                                         e.)  less any amounts transferred to
                                              any subaccount or fixed period.

6.2   WHAT INTEREST WILL BE         The fixed period selected will determine the
      CREDITED TO A FIXED           current guaranteed interest rate for that
      AMOUNT?                       fixed amount. The current guaranteed
                                    interest rate for each of the available
                                    fixed periods as of the contract issue date is shown on the data page. We will periodically establish an applicable guaranteed interest rate for each fixed period we make available. Once an interest rate is declared for a fixed amount, it is guaranteed for the duration of the fixed period. The guaranteed effective annual interest rate that is declared for each of the available fixed periods will meet or exceed the fixed account minimum guaranteed interest rate in effect at the time the interest rate is declared.

6.3   WHAT IS THE FIXED             The fixed account minimum guaranteed
      ACCOUNT MINIMUM               interest rate is shown on the data page.
      GUARANTEED INTEREST
      RATE?

           ENDORSEMENT
            SECTION 7.                        MARKET VALUE ADJUSTMENT

7.1   WHEN WILL A MARKET            A market value adjustment will be imposed on
      VALUE ADJUSTMENT BE           any fixed amounts attributable to a fixed
      IMPOSED?                      period of 3 years or greater that are
                                    withdrawn at any time other than the 30-day period prior to the expiration date of the fixed period, including:

                                         a.)  partial withdrawals;

                                         b.)  full surrender;

                                         c.)  amounts borrowed (if loans are
                                              allowed under the contract to
                                              which this endorsement is
                                              attached); and

                                         d.)  fixed amounts applied to the
                                              income payout options titled
                                              "Interest Option (Fixed Income
                                              Payment)" or "Installment Option
                                              (Variable Income Payment)", in
                                              Section 14.2 of your contract, if
                                              available in your state.

                                    Each fixed amount will be treated
                                    separately for purposes of determining
                                    any market value adjustment.

                                    A market value adjustment will not be
                                    applied at any time to a fixed amount
                                    allocated to a DCA fixed period or any fixed period less than 3 years. No market value adjustment will be imposed on any fixed amount withdrawn in the following situations:

                                         a.)  calculation of the death benefit
                                              upon death of the annuitant;

                                         b.)  amounts withdrawn to pay fees or
                                              charges related to your contract;
                                              or

                                         c.)  amounts withdrawn during the
                                              30-day period prior to the
                                              expiration date of the fixed
                                              period.
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7.2   HOW IS A MARKET               The amount of the market value adjustment
      VALUE ADJUSTMENT              will be calculated by multiplying the amount
      CALCULATED?                   being withdrawn from the fixed amount
                                    (before deduction of any applicable
                                    surrender charge) by the following factor:

                                    0.70 x (I - J) x N/12

                                    where:

                                    I = the guaranteed interest rate being
                                        offered for new fixed periods equal in
                                        duration to the period related to the
                                        fixed amount being withdrawn. If the
                                        applicable fixed period is no longer
                                        offered, "I" will be the rate determined by linear interpolation of the guaranteed interest rates for the fixed periods that are available. If the fixed periods needed to perform the linear interpolation are not available, "I" will be the rate payable on the Treasury Constant Maturity Series published by the Federal Reserve for a security with time to maturity equal to the applicable fixed period. Linear interpolation will be used if this period of time to maturity is not quoted. The interest rate being credited to a DCA fixed period will not be used as a factor in any market value adjustment calculation.

                                    J = the interest rate being credited to the
                                        fixed amount being withdrawn.

                                    N = the number of complete months remaining
                                        to the end of the fixed period.

7.3   IS THERE A LIMIT TO THE       In no event will:
      MARKET VALUE ADJUSTMENT?

                                         a.)  the market value adjustment exceed
                                              an amount equal to the total
                                              interest earned (for all fixed
                                              amounts) that is in excess of the
                                              effective annual rate(s) based on
                                              the fixed account minimum
                                              guaranteed interest rate in effect
                                              for each fixed amount as described
                                              in Endorsement Section 6;.

                                         b.)  the sum of any surrender charges
                                              and market value adjustment for a
                                              fixed amount be greater than 10%
                                              of the amount withdrawn; or

                                         c.)  the market value adjustment reduce
                                              the amounts withdrawn or
                                              transferred below the amount
                                              required under the nonforfeiture
                                              laws of the state with
                                              jurisdiction over the contract.

                                    The total amount withdrawn or
                                    surrendered could be less than the
                                    total purchase payment(s) because of
                                    the cumulative effect of the market
                                    value adjustment and surrender charge.

           ENDORSEMENT
            SECTION 8.                              WITHDRAWALS

8.1   HOW WILL A MARKET             In general, the market value adjustment will
      VALUE ADJUSTMENT              have the effect of reducing the amount
      AFFECT PARTIAL                available for withdrawal when interest rates
      WITHDRAWALS AND THE           rise (where "I" is greater than "J", in the
      SURRENDER VALUE OF            formula for the market value adjustment).
      THE CONTRACT?                 Alternatively, the market value adjustment
                                    will have the effect of increasing the
                                    amount for withdrawal when interest rates fall (where "J" is greater than "I" in the formula for the market value adjustment).
                                    The exact amount of the market value
                                    adjustment is determined using the formula shown in Endorsement Section 7.2.

                                    Any applicable market value adjustment will
                                    affect the amount available for withdrawal
                                    from a fixed amount. We will pay you the
                                    amount you request in connection with a
                                    partial withdrawal from the fixed account by
                                    reducing the appropriate fixed amount(s).
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                                    If, at the time a partial withdrawal is
                                    requested from a fixed amount, the fixed amount would be insufficient to permit the deduction of a market value adjustment, then we will not permit the partial withdrawal.

                                    Any applicable market value adjustment is subtracted upon full surrender of the contract, as described in the contract to which this endorsement is attached. Your surrender value will not be less than the amount required by state law.

8.2   DOES A SURRENDER              The surrender charge provision described in
      CHARGE APPLY TO FIXED         the contract to which this endorsement is
      AMOUNTS WITHDRAWN?            attached includes fixed amounts withdrawn
                                    from your contract. See Section 9 of your contract.

           ENDORSEMENT
            SECTION 9.                              RESTRICTIONS

9.1   ARE THERE ANY                 We reserve the right to restrict purchase
      RESTRICTIONS ON               payments and transfers to the fixed account
      PURCHASE PAYMENTS             if:
      AND TRANSFERS TO THE
      FIXED ACCOUNT?

                                         a.)  the guaranteed effective annual
                                              interest rate for the fixed
                                              period(s) selected is equal to the
                                              Fixed Account Minimum Guaranteed
                                              Interest Rate described in
                                              Endorsement Section 6; and

                                         b.)  the yield on investment does not
                                              support the statutory minimum
                                              interest rate for the fixed
                                              period(s) selected; or

                                         c.)  your fixed account value exceeds
                                              our published maximum fixed
                                              account value as described in the
                                              current prospectus or other
                                              disclosure statement.

                                    This restriction, if imposed, will be
                                    exercised in a non-discriminatory
                                    manner. We will give you at least 30
                                    days advance written notice before
                                    exercising our right to restrict
                                    purchase payments and transfers to the
                                    fixed account and will notify you when
                                    we lift this restriction (in whole or
                                    in part).

9.2   ARE THERE ANY                 Generally, the amount of any partial
      RESTRICTIONS ON               withdrawal or full surrender will be paid to
      PAYMENT OF PROCEEDS FROM      you within seven (7) days after we receive
      THE FIXED ACCOUNT?            your written request. Death benefit proceeds
                                    are payable upon receipt of due proof of death in our home office.

                                    Subject to obtaining prior written approval by the commissioner if required by state law, we reserve the right to postpone payment of any partial withdrawal or full surrender from any fixed account investment option for up to six (6) months from the date we receive your written request or for up to two (2) months from the date we receive due proof of death. In the event payment is postponed, we will pay interest on the proceeds if required by state law. Interest will be calculated at the effective annual rate and for the time period required under state law.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
President